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                                                                EXHIBIT 10.21(b)

                            FIRST AMENDMENT TO LEASE


         THIS AMENDMENT, dated this 6th day of July, 1998, between TCB #4, L.L.C. a Delaware limited liability company ("Landlord") and INTERLAND, INC. ("Tenant"), for the premises located in the City of Atlanta, County of Fulton, State of Georgia, commonly known as 34 Peachtree, Suite 1400, 34 Peachtree Street (the "Premises") as shown and identified on the floor plan attached to this Amendment as Exhibit "A1".

                                   WITNESSETH:

         WHEREAS, Landlord's predecessor, 34 Peachtree Associates, L.P. and Tenant, entered into that certain Lease dated November 19, 1997, (hereinafter collectively referred to as the "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2. Premises - Paragraph 1: the Lease is hereby amended to include the Expansion Premises consisting of approximately 6,031 rentable square feet, making the total rentable square footage approximately 11,042.

3.       Paragraph 3.A.(a) of the Lease is hereby amended to read as follows:
         Rental of one hundred thirty-four thousand seven hundred twelve & 36/100 Dollars ($134,712.36) per year ("Base Rent"), payable in equal monthly installments of eleven thousand two hundred and twenty-six & 03/100 Dollars ($11,226.03), in advance on the first day of each calendar month during the Term, beginning upon the earlier of substantial completion of the Expansion Premises or September 15, 1998;

4.       Paragraph 38.I. of the Lease is hereby deleted in its entirety;

5. Paragraph 35. of the Lease is hereby amended to increase "Deposit" with Landlord as security for the performance of Tenants obligations from $5,094.52 to a sum of $11,226.03.

6. Landlord, at its expense, shall provide up to $75,289.50 to be applied towards leasehold improvements below finished ceiling, to include construction drawings, contractors supervision to build out the Expansion Premises on the fourteenth floor in accordance


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         with the attached Exhibit "B-1". Any costs in excess of said allowance shall be the sole responsibility of the Tenant.

7. Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

8. Limitation of Landlord's Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

         IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.


LANDLORD:                                          TENANT:

TCB #4 L.L.C., a Delaware limited
liability company                                  INTERLAND, INC.

By:  RREEF MANAGEMENT COMPANY, a California
     corporation

                                                   By:  /s/ Ken Gavranovic
By: /s/ Faye Z. Phillips                              ------------------------
     ---------------------------------------           Ken Gavranovic
     Faye Z. Phillips
                                                   Title:  Vice President
Title: Vice President, District Manager                  ---------------------
      --------------------------------------       Date:  July 21, 1998
Date: July 24, 1998                                     ----------------------
     ---------------------------------------


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                                   EXHIBIT B-1

                              EXPANSION ALTERATIONS

1. Landlord's Work. Landlord shall provide design and construction of the work described in Schedule I to be attached hereto ("Landlord's Work"). As further provided herein, Tenant shall be responsible for the incremental cost of Landlord's Work in excess of the Maximum TI Allowance (defined below). The certificate of Landlord's space planner that the work to be done by Landlord pursuant to this Exhibit B-1 has been substantially completed shall be adequate evidence that the Premises has been completed in accordance with the requirements of the Lease and that possession thereof has been deemed delivered to Tenant, for all purposes of the Lease, including the commencement of the payment of rent.

2.       Cost and Allowance.

         2.1 Prior to commencing any of Landlord's Work, Landlord shall submit to Tenant for Tenant's approval a written estimate of the cost of Landlord's Work (an "Estimate"). Landlord may require Tenant to deposit that amount of the amount of the Estimate which exceeds the Maximum TI Allowance with Landlord within five (5) days after Landlord's written request therefor. Such deposit shall be held as security for the payment of, and shall be credited, without interest, against the sums payable by Tenant under this Lease.

         2.2 This Lease and the rental rates provided for herein are premised on a total cost of Landlord's Work not to exceed $16.50 per square foot, or $75,289.50 ("Maximum TI Allowance"). The "cost of Landlord's Work" includes, without limitation:

             2.2.1 All costs and expenses actually incurred by Landlord pertaining to Landlord's Work, including, but not limited to, costs charged by contractors, subcontractors and general and other conditions costs and expenses in connection with preparation of the Premises for occupancy;

             2.2.2 All costs and expenses of preparation of the plans for such construction, and site inspection and contract administration of Landlord's consulting space planners and/or engineers;

             2.2.3 All costs of permits, licenses and other approvals required for the performance of Landlord's Work; and

             2.2.4 A construction management fee to Landlord of five percent (5%) of the total of all such costs under the foregoing Paragraphs 2.2.1, 2.2.2 and 2.2.3.

         2.3 If the total cost of Landlord's Work exceeds the Maximum TI Allowance, the entire amount of such excess shall be borne by Tenant and shall be paid to Landlord by Tenant upon demand as additional rent under the Lease.

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3.       Miscellaneous.

         3.1 Except as set forth in this Exhibit B-1, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and provisions of the Lease.

         3.2 All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

         3.3 This Exhibit B-1 shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

4. Recapture of Concessions. Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the base rent to become due with respect to all of the Leased Premises over the full term of this Lease for amortization, including an interest factor of ten (10%) per annum (the "Interest Rate") of the Concession Amount. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of the Maximum TI Allowance and the brokers' commissions becoming due by reason of this Lease.

Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Leased Premises leased hereunder shall be terminated as of any date ("Termination Date") prior to the expiration of the full Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Lease, Landlord agrees that is shall not attempt to recover such amounts pursuant to this paragraph.

For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with the Interest Rate payable in level payments over the same full term of the Lease would be determined; to illustrate, according to a standard mortgage amortization table the principal amount outstanding at the end of the fifth year of a loan of $1,000.000 payable in level payments with interest at 8% over ten years will be $598.00 assuming all payments to that point are made as due.